UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                             (AMENDMENT NO. 1)


Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[ ] Definitive Information Statement


                             Political Calls, Inc.
                 ------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                            Political Calls, Inc.
                             1015 S. Cimarron
                           Las Vegas, NV  89145
                           Phone: (702) 221-1925

                                                       [date], 2007

To the Shareholders:

The purpose of this Information Statement is to inform you that the Board of Directors of Political Calls, Inc. a Nevada corporation ("the Company") and a shareholder who owns approximately 85% of our capital stock as of the close of business on [date] (the "Record Date"), have given written consent as of December 27, 2007, to approve the following:

       The authorization of a ten-for-one (10:1) reverse stock split for the Company's issued and outstanding common and preferred stock.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the reverse stock split as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about [date].

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ David Gallagher
-----------------------
    David Gallagher
    Director and
    Chief Executive Officer

                      WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                            Political Calls, Inc.
                             1015 S. Cimarron
                           Las Vegas, NV  89145
                           Phone: (702) 221-1925

                           INFORMATION STATEMENT
                        AND NOTICE OF ACTIONS TAKEN
              BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information
-------------------

This information is being provided to the shareholders of Political Calls, Inc. ("POLC"), in connection with our prior receipt of Board approval and by written consent, in lieu of a special meeting, of the holder of a majority of our common stock authorizing a ten-for-one reverse stock split (the "Stock Split") of our issued and outstanding common and callable and convertible preferred stock. POLC's Board of Directors has approved the Reverse Split and POLC has obtained (by written consent) the approval of one shareholder who is record owner of 3,619,000 shares of common stock, which represents 85% of the total outstanding common shares of Political Calls, Inc. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

                             Political Calls, Inc.
                               1015 S. Cimarron
                             Las Vegas, NV  89145

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

The Company's Board of Directors approved this action on December 27, 2007 and recommended to effectuate a ten-for-one (10:1) reverse split of the issued and outstanding Common Stock and Preferred Stock, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of Political Calls, with no stockholder to be reduced below one hundred (100) shares, on a per stockholder of record basis, and with all fractional shares rounded up.

The elimination of the need for a special meeting of the shareholders to approve the reverse stock split is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the reverse stock split as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about [date]. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was [date], (the "Record Date").


Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, the Company had 70,000,000 authorized shares of common stock, of which 4,231,000 common stock were issued and outstanding; and, 5,000,000 authorized shares of preferred stock, of which 750,000 callable and convertible preferred shares were issued or outstanding. This reverse split was approved the Board and Directors and the consenting stockholder, who is the beneficial owner of 3,619,000 shares, which represents approximately 85% of the issued and outstanding shares of the Company's outstanding common stock. The Board of Directors and the consenting stockholder voted in favor of the actions described by written consent, dated December 27, 2007. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following Table sets forth the Common Stock ownership information as of December 27, 2007, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the reverse split described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named. Percentage of Class is based on 4,231,000 issued and outstanding common shares.


                                        AMOUNT AND
                                        NATURE OF
TITLE OF    NAME OF BENEFICIAL          BENEFICIAL       PERCENT OF
CLASS       OWNER AND POSITION          OWNERSHIP        CLASS
----------------------------------------------------------------------
Common      David Gallagher (1)          3,619,000       85.5%
            President,
            Secretary, Director
----------------------------------------------------------------------
All Executive Officers, Directors
as a Group  (1 person)                   3,619,000       85.5%

(1)  David Gallagher, 1015 S. Cimarron, Las Vegas, NV  89145.



Purpose and Effect of Reverse Stock Split
-----------------------------------------

The Board of Directors of the Company has adopted a resolution to reverse split the Company's issued and outstanding Common and Preferred shares ten-for-one (10:1), which will result in the issuance of one new share
("New Shares") for each ten (10) old shares ("Old Shares") of the Company's common and callable and convertible preferred stock held as of [date] (the Split "Record Date"). The holder of shares representing a majority of the Company's outstanding voting stock has given his written consent to the reverse stock split. Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the reverse stock split will not become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The procedure for shareholders of the Company as of [date], the Reverse Split Record Date, to obtain New Shares in exchange for Old Shares pursuant to the Stock Split is set forth below under the heading "Effective Date."

Our board of directors believes the ten-for-one (10:1) reverse stock split is necessary to increase the effective marketability of its stock to enhance the liquidity of the common stock so that the Company can better access capital markets.

The Board of Directors believes a reverse split may facilitate future financings by the Company. In addition, the resulting reduction in the number of issued and outstanding shares of Common and Preferred Stock will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or to otherwise raise funds to help build the Company's business objectives. The Company has no pre-arrangement to issue shares at this time.

Political Calls will not issue any certificates representing fractional shares of Political Calls' common or preferred stock in the transaction, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of POLC. Any resulting fractional shares shall be rounded up. Any shareholder who owns 1,000 or fewer common shares will receive one hundred shares. This reverse stock split will reduce the number of issued and outstanding common shares from 4,231,000 to 423,100 common shares and have no effect on the authorized number of common shares. This reverse stock split will reduce the number of issued and outstanding callable and convertible preferred shares from 750,000 to 75,000 preferred shares and have no effect on the authorized number of preferred shares.

The board of directors of POLC may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

The issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of POLC through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these change, include the reverse stock split will have on the Company's common stock. The Company's stock is not trading on any exchange.

Effective Date
--------------

Certificates for the Company's common and preferred stock that recite the name "Political Calls, Inc." will continue to represent shares in the Company after the reverse stock split becomes effective. If, however, a stockholder wishes to acquire a certificate reflecting the reverse stock split, the stockholder may do so by surrendering their certificate to the Company's transfer agent with a request for a replacement certificate and the appropriate stock transfer fee. The new certificate will reflect the ten-for-one (10:1) reverse stock split.

     The Company's transfer agent is:

                        Empire Stock Transfer, Inc.
                           2470 St. Rose Pkwy, Suite 304
                               Henderson, NV 89074
                 Telephone:  702-818-5898; Fax:  702-974-1444.


No Dissenter's Rights
---------------------

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to this reverse stock split, and we will not independently provide our shareholders with any such right.


Nevada Anti-Takeover Provisions
-------------------------------

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to POLC. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the POLC shares, unless the transaction is approved by POLC's Board of Directors. The provisions also prohibit POLC from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of POLC .

Conclusion
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the reverse stock split. Your consent to the reverse stock split is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of
Political Calls, Inc.


By:  /s/ David Gallagher
     --------------------------------
         David Gallagher
         President


Date:  [date]